UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 13, 2024

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 8.01 – Other Events

Credit Agreement Amendment

On August 15, 2024, Vishay Intertechnology, Inc. ("Vishay") entered into a First Amendment to the Credit Agreement among Vishay Intertechnology, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto ("First Amendment").

The First Amendment makes the following modifications to the Credit Agreement dated as of June 5, 2019, as amended and restated as of May 8, 2023 (the "Amended and Restated Credit Agreement"):

●	The Interest Coverage Ratio has been redefined for any test period ending on or after September 28, 2024, to be the ratio of Consolidated EBITDA for such test period to Consolidated Cash Interest Expense, as those terms are defined in the Amended and Restated Credit Agreement, for such test period.

●	The required Interest Coverage Ratio for any test period ending on or after September 28, 2024 has been changed to a minimum of 3.25 to 1.00, reflecting the revised definition.
●	The threshold regarding Indebtedness of Foreign Subsidiaries, under the First Amendment, has been increased to the greater of $300 million and 15% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter for which financial statements are delivered. The related threshold of Investments of Subsidiaries that are not Loan Parties, taken together with the aggregate amount of loans and advances as well as guarantees of any Indebtedness of such Subsidiaries has also been increased to $300 million.

Other significant terms and conditions of the Amended and Restated Credit Agreement have not been modified.

The foregoing description is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Amended and Restated Credit Agreement.

Cash Dividend Declaration

On August 13, 2024, Vishay declared a quarterly cash dividend of $0.10 per share of common stock and Class B common stock outstanding payable on September 26, 2024 to stockholders of record at the close of business on September 10, 2024. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
First Amendment to the Amended and Restated Agreement, dated as of August 15, 2024, among Vishay Intertechnology, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto.

99.1	Press Release dated August 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2024

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson

Name:	David L. Tomlinson
Title:	Senior Vice President - Chief Accounting Officer